Exhibit 99.1

FINAL FOR RELEASE

Contacts:
Chad Holmes	Jamie Bernard
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FOURTH-QUARTER AND FULL-YEAR 2018 FINANCIAL RESULTS

Strong Fourth Quarter Results Cap Record Breaking Year

Board Expands Share Repurchase Authorization by $20 Million

BOSTON, February 28, 2019 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results and filed its Form 10-K for the fiscal year ended December 29, 2018.

“CRA ended fiscal 2018 with continued strong performance across our entire portfolio, delivering the best full year results in the Company’s history,” said Paul Maleh, CRA’s President and Chief Executive Officer. “For the fourth quarter, revenue grew 12.1% year over year to $108.8 million. This growth was achieved organically, with strong performance within both legal and regulatory and management consulting. More specifically, our performance was driven by double-digit revenue growth in our Energy, Finance, Forensic Services, and Life Sciences practices with solid contributions from our Antitrust & Competition Economics practice. We also experienced strength across geographies, with North American operations growing 9% and European operations growing 26% year over year.”

Key Fourth-Quarter Fiscal 2018 Highlights

•                  Revenue grew 12.1% year over year to $108.8 million, driven by an increase in companywide utilization to 76%, compared with 75% in the fourth quarter of 2017 and quarter-end headcount growth of 9%.

•                  GAAP net income increased to $6.9 million, or $0.81 per diluted share, compared with GAAP net loss of $2.3 million, or a loss of $0.28 per share in the fourth quarter of fiscal 2017. Non-GAAP net income increased 19.7% year over year to $7.1 million, or 6.5% of revenue, or $0.84 per diluted share, compared with $5.9 million, or 6.1% of revenue, or $0.70 per diluted share for the fourth quarter of fiscal 2017.

•                  Non-GAAP EBITDA grew 28.9% year over year to $11.5 million, or 10.6% of revenue, compared with $8.9 million, or 9.2% of revenue, in the fourth quarter of fiscal 2017.

•                  On a constant currency basis relative to the fourth quarter of fiscal 2017, revenue would have been higher by $0.7 million; GAAP and non-GAAP net income, and GAAP and non-GAAP earnings per diluted share would have remained unchanged; and non-GAAP EBITDA would have been higher by $0.1 million.

•                  CRA returned $9.3 million of capital to its shareholders, consisting of $1.8 million of dividend payments and $7.5 million for share repurchases of approximately 163,000 shares.

Key Full-Year Fiscal 2018 Highlights

•                  Revenue grew 12.9% year over year to $417.6 million with an increase in companywide utilization to 76% compared with 74% for the full year fiscal 2017.

•                  GAAP net income increased 195% year over year to $22.5 million, or 5.4% of revenue, or $2.61 per diluted share, compared with $7.6 million, or 2.1% of revenue, or $0.89 per diluted share for the full year fiscal 2017. Non-GAAP net income increased 44.7% year over year to $23.7 million, or 5.7% of non-GAAP revenue, or $2.75 per diluted share, compared with $16.4 million, or 4.4% of revenue, or $1.91 per diluted share for the full year fiscal 2017.

•                  Non-GAAP EBITDA grew 23.7% to $41.0 million, or 9.8% of revenue, compared with $33.1 million, or 9.0% of revenue in fiscal year 2017.

•                  On a constant currency basis relative to fiscal 2017, revenue would have been lower by $2.6 million; GAAP and non-GAAP net income and GAAP, and non-GAAP earnings per diluted share would have remained unchanged; and non-GAAP EBITDA would have been lower by $0.1 million.

•                  For fiscal 2018, CRA returned $33.9 million of capital to its shareholders, consisting of $6.0 million of dividend payments and $27.9 million for share repurchases of approximately 542,000 shares.

Management Commentary

“During the fourth-quarter of fiscal 2018, we experienced broad-based demand across our services, delivering double-digit year-over-year revenue growth for the ninth consecutive quarter,” Maleh said. “We continued to invest in our business by increasing our consulting headcount relative to the end of fiscal 2017 by 9% to 687 and improving companywide utilization to 76%. For the fourth quarter and full year fiscal 2018, CRA once again demonstrated its ability to grow profits at a higher rate than revenue.

“For the full year, on a constant currency basis relative to fiscal 2017, we exceeded our non-GAAP revenue guidance of $404 million to $410 million and came in at the upper end of our non-GAAP EBITDA margin guidance range of 8.8% to 9.8%,” Maleh said. “To summarize, fiscal year 2018 non-GAAP revenue on a constant currency basis is $415.0 million, consisting of $417.6 million of reported results and a $2.6 million adjustment for currency tailwinds. Full year non-GAAP EBITDA on a constant currency basis is $40.9 million, consisting of $41.0 million of reported results and a $0.1 million adjustment for currency tailwinds, resulting in a non-GAAP EBITDA margin of 9.8% on a constant currency basis.”

Outlook and Financial Guidance

“In 2019, we look to build on our trend of broad-based, profitable growth while striving to be the firm of choice for our clients’ most important litigation, regulatory, and strategic challenges. For the full-year fiscal 2019, on a constant currency basis relative to fiscal 2018, we expect revenue in the range of $430 million to $445 million, and non-GAAP EBITDA margin in the range of 9.2% to 10.2%. While we are pleased with CRA’s strong performance in 2018, we remain mindful that uncertainties around global economic and political conditions can affect our business,” Maleh concluded.

CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because CRA is unable to estimate with reasonable certainty the revaluation of contingent consideration liabilities, unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

Share Repurchase Expansion and Quarterly Dividend

CRA also announced today that its Board of Directors has authorized an expanded share repurchase program of an additional $20 million of CRA’s common stock, in addition to the $1.6 million remaining under its existing share repurchase program. CRA may repurchase shares in the open market or in privately negotiated transactions in accordance with applicable insider trading and other securities laws and regulations. The timing, amount and extent to which CRA repurchases shares will depend upon market conditions and other factors it may consider in its sole discretion.

On February 28, 2019, CRA’s Board of Directors declared a quarterly cash dividend of $0.20 per common share, payable on March 22, 2019 to shareholders of record as of March 12, 2019. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call today at 10:00 a.m. ET to discuss its fourth-quarter and fiscal-year 2018 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Chad Holmes under “Conference Call Materials” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with financial measures that were not calculated in accordance with GAAP. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.

The adjustments made to the financial measures identified in this release as “non-GAAP” are as follows: for the fourth quarter of fiscal 2018, the adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration, additional transition effects in connection with the Tax Cuts and Jobs Act (“Tax Act”), as well as activity related to CRA’s GNU123 Liquidating Corporation subsidiary (“GNU”), which sold substantially all of its assets in April 2016; for the full year fiscal 2018, the adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration, net costs related to a lease recapture, additional transition effects in connection with the Tax Act, as well as activity from GNU; for the fourth quarter of fiscal 2017, the adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration, activity related to GNU, consideration paid in connection with the IQVIA transaction, and the estimated impact of the Tax Act; for the full year fiscal 2017, the adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration, certain 2017 impairments charges, activity from GNU, consideration paid in connection with the IQVIA transaction, and the estimated impact of the Tax Act. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. Finally, this release also presents the non-GAAP financial metric EBITDA.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin,

the continuation of or building on any trend or momentum, our expectations regarding the payment of any future quarterly dividends, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2019 on a constant currency basis relative to fiscal 2018 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the other forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED DECEMBER 29, 2018 COMPARED TO THE QUARTER ENDED DECEMBER 30, 2017

(In thousands, except per share data)

	Quarter Ended December 29, 2018					Quarter Ended December 30, 2017
		GAAP			Non-GAAP			GAAP	Adjustments to				Non-GAAP
	GAAP	% of	Adjustments to	Non-GAAP	% of	GAAP		% of	GAAP Results			Non-GAAP	% of
	Results	Revenues	GAAP Results (1)	Results	Revenues	Results		Revenues	Acquisitions (2)	IQVIA Transaction (3)	Tax Act (4)	Results	Revenues

Revenues	$108,763	100.0%	$—	$108,763	100.0%	$97,016		100.0%	$—	$—	$—	$97,016	100.0%
Cost of services (exclusive of depreciation and amortization)	76,372	70.2%	633	75,739	69.6%	68,606		70.7%	1,762	—	—	66,844	68.9%
Selling, general and administrative expenses	21,851	20.1%	47	21,804	20.0%	26,759		27.6%	10	5,657	—	21,092	21.7%
Depreciation and amortization	2,695	2.5%	—	2,695	2.5%	2,293		2.4%	—	—	—	2,293	2.4%
Income (loss) from operations	7,845	7.2%	(680)	8,525	7.8%	(642)		-0.7%	(1,772)	(5,657)	—	6,787	7.0%

Interest and other income (expense), net	486	0.5%	258	228	0.2%	(256)		-0.3%	—	—	—	(256)	-0.3%
Income (loss) before provision for income taxes and noncontrolling interest	8,331	7.7%	(422)	8,753	8.0%	(898)		-0.9%	(1,772)	(5,657)	—	6,531	6.7%
Provision for income taxes	1,492	1.4%	(187)	1,679	1.5%	1,363		1.4%	(888)	(1,885)	3,516	620	0.6%
Net income (loss)	6,839	6.3%	(235)	7,074	6.5%	(2,261)		-2.3%	(884)	(3,772)	(3,516)	5,911	6.1%
Net (income) loss attributable to noncontrolling interests, net of tax	20	0.0%	20	—	0.0%	5		0.0%	5	—	—	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$6,859	6.3%	$(215)	$7,074	6.5%	$(2,256)		-2.3%	$(879)	$(3,772)	$(3,516)	$5,911	6.1%

Net Income (loss) per share attributable to CRA International, Inc.:
Basic	$0.85			$0.88		$(0.27)						$0.72
Diluted	$0.81			$0.84		$(0.28	)(a)					$0.70

Weighted average number of shares outstanding:
Basic	8,040			8,040		8,171						8,171
Diluted	8,435			8,435		8,171	(a)					8,395

(a) For the quarter ended December 30, 2017, the Treasury Stock method was utilized for diluted EPS given the net loss attributable to CRA International, Inc.

(1) These adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration, additional transition effects in connection with the Tax Cuts and Jobs Act (“Tax Act”), as well as activity from GNU123 Liquidating Corporation (“GNU”).

(2) These adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration and as well as activity from GNU.

(3) These adjustments include consideration paid in connection with the IQVIA transaction.

(4) Amount represents the estimated impact of the Tax Act. Subsequent to December 2017, CRA completed its assessment of the Tax Act; any changes to these estimates are reflected in the Company’s December 2018 financial results.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE YEAR-TO-DATE PERIOD ENDED DECEMBER 29, 2018 COMPARED TO THE YEAR-TO-DATE PERIOD ENDED DECEMBER 30, 2017

(In thousands, except per share data)

	Year-to-Date Period Ended December 29, 2018					Year-to-Date Period Ended December 30, 2017
		GAAP			Non-GAAP		GAAP	Adjustments to				Non-GAAP
	GAAP	% of	Adjustments to	Non-GAAP	% of	GAAP	% of	GAAP Results			Non-GAAP	% of
	Results	Revenues	GAAP Results (1)	Results	Revenues	Results	Revenues	Acquisitions (2)	IQVIA Transaction (3)	Tax Act (4)	Results	Revenues

Revenues	$417,648	100.0%	$—	$417,648	100.0%	$370,075	100.0%	$—	$—	$—	$370,075	100.0%
Cost of services (exclusive of depreciation and amortization)	289,185	69.2%	1,060	288,125	69.0%	258,829	69.9%	2,488	—	—	256,341	69.3%
Selling, general and administrative expenses	89,533	21.5%	602	88,931	21.3%	86,537	23.4%	650	5,657	—	80,230	21.7%
Depreciation and amortization	9,995	2.4%	—	9,995	2.4%	8,945	2.4%	—	—	—	8,945	2.4%
Income (loss) from operations	28,935	6.9%	(1,662)	30,597	7.3%	15,764	4.3%	(3,138)	(5,657)	—	24,559	6.6%

Interest and other income (expense), net	(2)	0.0%	258	(260)	-0.1%	(600)	-0.2%	249	—	—	(849)	-0.2%
Income (loss) before provision for income taxes and noncontrolling interest	28,933	6.9%	(1,404)	30,337	7.3%	15,164	4.1%	(2,889)	(5,657)	—	23,710	6.4%
Provision for income taxes	6,461	1.5%	(161)	6,622	1.6%	7,463	2.0%	(1,492)	(1,885)	3,516	7,324	2.0%
Net income (loss)	22,472	5.4%	(1,243)	23,715	5.7%	7,701	2.1%	(1,397)	(3,772)	(3,516)	16,386	4.4%
Net (income) loss attributable to noncontrolling interests, net of tax	20	0.0%	20	—	0.0%	(77)	0.0%	(77)	—	—	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$22,492	5.4%	$(1,223)	$23,715	5.7%	$7,624	2.1%	$(1,474)	$(3,772)	$(3,516)	$16,386	4.4%

Net Income per share attributable to CRA International, Inc.:
Basic	$2.76			$2.91		$0.91					$1.96
Diluted	$2.61			$2.75		$0.89					$1.91

Weighted average number of shares outstanding:
Basic	8,107			8,107		8,292					8,292
Diluted	8,570			8,570		8,497					8,497

(1) These adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration, net costs related to a lease recapture, additional transition effects in connection with the Tax Cuts and Jobs Act (“Tax Act”), as well as activity from GNU123 Liquidating Corporation (“GNU”).

(2) These adjustments relate principally to valuation changes in contingent consideration, and certain 2017 impairment charges, as well as activity from GNU.

(3) These adjustments include consideration paid in connection with the IQVIA transaction.

(4) Amount represents the estimated impact of the Tax Act. Subsequent to December 2017, CRA completed its assessment of the Tax Act; any changes to these estimates are reflected in the Company’s December 2018 financial results.

CRA INTERNATIONAL, INC.

UNAUDITED NON-GAAP EBITDA AND RECONCILIATION TO NET INCOME

FOR THE FISCAL QUARTER AND YEAR-TO-DATE PERIODS ENDED DECEMBER 29, 2018 COMPARED TO THE FISCAL QUARTER AND YEAR-TO-DATE PERIODS ENDED DECEMBER 30, 2017

(In thousands)

	Quarter Ended December 29, 2018					Quarter Ended December 30, 2017
		GAAP			Non-GAAP		GAAP	Adjustments to				Non-GAAP
	GAAP	% of	Adjustments to	Non-GAAP	% of	GAAP	% of	GAAP Results			Non-GAAP	% of
	Results	Revenues	GAAP Results (1)	Results	Revenues	Results	Revenues	Acquisitions (2)	IQVIA Transaction (3)	Tax Act (4)	Results	Revenues

Revenues	$108,763	100.0%	$—	$108,763	100.0%	$97,016	100.0%	$—	$—	$—	$97,016	100.0%

Net income (loss) attributable to CRA International, Inc.	$6,859	6.3%	$(215)	$7,074	6.5%	$(2,256)	-2.3%	$(879)	$(3,772)	$(3,516)	$5,911	6.1%
Net income (loss) attributable to noncontrolling interests, net of tax	(20)	0.0%	(20)	—	0.0%	(5)	0.0%	(5)	—	—	—	0.0%
Net income (loss)	6,839	6.3%	(235)	7,074	6.5%	(2,261)	-2.3%	(884)	(3,772)	(3,516)	5,911	6.1%
Interest expense, net	87	0.1%	—	87	0.1%	123	0.1%	—	—	—	123	0.1%
Provision for income taxes	1,492	1.4%	(187)	1,679	1.5%	1,363	1.4%	(888)	(1,885)	3,516	620	0.6%
Depreciation and amortization	2,695	2.5%	—	2,695	2.5%	2,293	2.4%	—	—	—	2,293	2.4%
EBITDA	$11,113	10.2%	$(422)	$11,535	10.6%	$1,518	1.6%	$(1,772)	$(5,657)	$—	$8,947	9.2%

	Year-to-Date Period Ended December 29, 2018					Year-to-Date Period Ended December 30, 2017
		GAAP			Non-GAAP		GAAP	Adjustments to				Non-GAAP
	GAAP	% of	Adjustments to	Non-GAAP	% of	GAAP	% of	GAAP Results			Non-GAAP	% of
	Results	Revenues	GAAP Results (1)	Results	Revenues	Results	Revenues	Acquisitions (2)	IQVIA Transaction (3)	Tax Act (4)	Results	Revenues

Revenues	$417,648	100.0%	$—	$417,648	100.0%	$370,075	100.0%	$—	$—	$—	$370,075	100.0%

Net income (loss) attributable to CRA International, Inc.	$22,492	5.4%	$(1,223)	$23,715	5.7%	$7,624	2.1%	$(1,474)	$(3,772)	$(3,516)	$16,386	4.4%
Net income (loss) attributable to noncontrolling interests, net of tax	(20)	0.0%	(20)	—	0.0%	77	0.0%	77	—	—	—	0.0%
Net income (loss)	22,472	5.4%	(1,243)	23,715	5.7%	7,701	2.1%	(1,397)	(3,772)	(3,516)	16,386	4.4%
Interest expense, net	647	0.2%	—	647	0.2%	484	0.1%	—	—	—	484	0.1%
Provision for income taxes	6,461	1.5%	(161)	6,622	1.6%	7,463	2.0%	(1,492)	(1,885)	3,516	7,324	2.0%
Depreciation and amortization	9,995	2.4%	—	9,995	2.4%	8,945	2.4%	—	—	—	8,945	2.4%
EBITDA	$39,575	9.5%	$(1,404)	$40,979	9.8%	$24,593	6.6%	$(2,889)	$(5,657)	$—	$33,139	9.0%

(1) These adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration, additional transition effects in connection with the Tax Cuts and Jobs Act (“Tax Act”), as well as activity from GNU123 Liquidating Corporation (“GNU”).  For the fiscal 2018 year, these adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration, net costs related to a lease recapture, additional transition effects in connection with the Tax Act, as well as activity from GNU.

(2) These adjustments exclude non-cash amounts relating principally to valuation changes in contingent consideration, certain Q2 2017 impairment charges, as well as activity from GNU.

(3) These adjustments include consideration paid in connection with the IQVIA transaction.

(4) Amount represents the estimated impact of the Tax Act. Subsequent to December 2017, CRA completed its assessment of the Tax Act; any changes to these estimates are reflected in the Company’s December 2018 financial results.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 29,	December 30,
	2018	2017
Assets
Cash and cash equivalents	$38,028	$54,035
Accounts receivable and unbilled services, net	130,585	113,333
Other current assets	12,527	16,913
Total current assets	181,140	184,281

Property and equipment, net	48,088	44,643
Goodwill and intangible assets, net	96,054	98,208
Other assets	45,564	34,625
Total assets	$370,846	$361,757

Liabilities and shareholders’ equity
Accounts payable	$21,938	$18,473
Accrued expenses	108,233	94,573
Other current liabilities	12,326	8,935
Total current liabilities	142,497	121,981
Non-current liabilities	31,877	32,547
Total liabilities	174,374	154,528

Total shareholders’ equity	196,472	207,229
Total liabilities and shareholders’ equity	$370,846	$361,757

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year-to-Date	Fiscal Year-to-Date
	December 29,	December 30,
	2018	2017
Operating activities:
Net income	$22,472	$7,701
Adjustments to reconcile net income to net cash provided by operating activities:
GNU gain on sale of business assets and subsequent liquidation	(258)	(250)
Non-cash items, net	16,172	22,637
Accounts receivable and unbilled services	(17,414)	(20,672)
Working capital items, net	15,217	36,442
Net cash provided by operating activities	36,189	45,858

Investing activities:
Cash consideration paid for acquisitions	—	(16,163)
Purchases of property and equipment	(15,447)	(9,757)
GNU cash proceeds from sale of business assets	—	250
Net cash used in investing activities	(15,447)	(25,670)

Financing activities:
Issuance of common stock, principally stock option exercises	2,166	6,420
Borrowings under revolving line of credit	30,161	11,500
Repayments under revolving line of credit	(30,161)	(11,500)
Tax withholding payments reimbursed by restricted shares	(3,946)	(3,262)
Cash paid on dividend equivalents	(256)	(121)
Cash dividend paid to shareholders	(5,784)	(4,941)
Repurchases of common stock	(27,884)	(19,528)
Distribution to noncontrolling interest	(43)	(419)
Net cash used in financing activities	(35,747)	(21,851)

Effect of foreign exchange rates on cash and cash equivalents	(1,002)	2,168

Net (decrease) increase in cash and cash equivalents	(16,007)	505
Cash and cash equivalents at beginning of period	54,035	53,530

Cash and cash equivalents at end of period	$38,028	$54,035

Noncash investing and financing activities:
Issuance of common stock for acquired business	$—	$3,044
Purchases of property and equipment not yet paid for	$303	$3,514
Purchases of property and equipment paid by a third party	$133	$1,640
Asset retirement obligations	$223	$120
Supplemental cash flow information:
Cash paid for income taxes	$4,813	$7,424
Cash paid for interest	$509	$314